EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-142686 and Registration Statement No. 333-142687 on Form S-8 of our report dated March 27, 2008, relating to the consolidated financial statements and financial statement schedule of Interactive Brokers Group, Inc. appearing in this Annual Report on Form 10-K of Interactive Brokers Group, Inc. for the year ended December 31, 2007.

/s/ Deloitte & Touche LLP

New York, New York

March 27, 2008